UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 15, 2012

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas, 75202

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On May 15, 2012, Oncor Electric Delivery Company LLC (“Oncor”) entered into a Joinder Agreement (the “Joinder Agreement”) by and among Oncor, as Borrower, JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement (as defined below), swingline lender and fronting bank, Barclays Bank PLC, Bank of America, N.A., Citibank, N.A. and The Royal Bank of Scotland PLC, as fronting banks, and each party identified as an “Incremental Lender” on the signature pages thereto (the “Incremental Lenders”). The Joinder Agreement was entered into pursuant to the Amended and Restated Revolving Credit Agreement (“Credit Agreement”), dated as of October 11, 2011, by and among Oncor, as Borrower, the lenders or other financial institutions or entities from time to time parties thereto (“Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, fronting bank and swingline lender, and Barclays Bank PLC, The Royal Bank of Scotland PLC, Bank of America, N.A. and Citibank, N.A., as fronting banks. The Credit Agreement provides that Oncor may request an increase in the commitment under the Credit Agreement of up to $500 million in the aggregate and not less than $100 million individually. The Joinder Agreement increases Oncor’s aggregate borrowing capacity under the Credit Agreement from a principal amount of $2.0 billion to $2.4 billion as a result of the Incremental Lenders’ agreements to increase their respective lending commitments under the Credit Agreement.

The foregoing description of the Joinder Agreement is qualified in its entirety by reference to the complete terms of the Joinder Agreement, which is attached hereto as Exhibit 10.1.

ITEM 7.01. REGULATION FD DISCLOSURE.

On May 15, 2012, Oncor announced that it intends to redeem all or a portion of its 5.95% Senior Secured Notes Due 2013 (the “2013 Notes”), of which an aggregate $523,722,000 principal amount is outstanding. Pursuant to the terms of the indenture and officer’s certificate governing the 2013 Notes, Oncor intends to issue a notice of redemption and pay a redemption price equal to 100% of the principal amount of the 2013 Notes to be redeemed plus a make whole amount equal to the sum of the present values of the remaining scheduled payments of principal and interest (excluding the portion of any such interest accrued to the redemption date) on the 2013 Notes, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable United States Treasury rate plus 0.50%. Any redemption of the 2013 Notes will be funded through a financing transaction.

The information furnished in this Item 7.01 shall not be deemed “filed” with the Securities and Exchange Commission and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.

Exhibit No.	Description

10.1	Joinder Agreement, dated as of May 15, 2012, by and among Oncor, as Borrower, JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement, swingline lender and fronting bank, Barclays Bank PLC, Bank of America, N.A., Citibank, N.A. and The Royal Bank of Scotland PLC, as fronting banks, and each party identified as an “Incremental Lender” on the signature pages thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ John M. Casey

Name:	John M. Casey
Title:	Vice President - Treasurer

Dated: May 15, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Joinder Agreement, dated as of May 15, 2012, by and among Oncor, as Borrower, JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement, swingline lender and fronting bank, Barclays Bank PLC, Bank of America, N.A., Citibank, N.A. and The Royal Bank of Scotland PLC, as fronting banks, and each party identified as an “Incremental Lender” on the signature pages thereto.